Exhibit 21

Schedule 21

Subsidiaries of Gatehouse Media, Inc.

GateHouse Media Holdco, Inc.

GateHouse Media Operating, Inc.

GateHouse Media Massachusetts I, Inc.

GateHouse Media Massachusetts II, Inc.

ENHE Acquisition, LLC

Enterprise Newsmedia, LLC

Enterprise Newsmedia Holding, LLC

Enterprise Publishing Company, LLC

George W. Prescott Publishing Company, LLC

Liberty Group Arizona Holdings, Inc.

Liberty Group Arkansas Holdings, Inc.

Liberty Group Calfornia Holdings, Inc.

Liberty Group Colorado Holdings, Inc.

Liberty Group Corning Holdings, Inc.

Liberty Group Freeport Holdings, Inc.

Liberty Group Illinois Holdings, Inc.

Liberty Group Iowa Holdings, Inc.

Liberty Group Kansas Holdings, Inc.

Liberty Group Lansing Holdings, Inc.

Liberty Group Louisiana Holdings, Inc.

Liberty Group Management Services, Inc.

Liberty Group Michigan Holdings, Inc.

Liberty Group Minnesota Holdings, Inc.

Liberty Group Missouri Holdings, Inc.

Liberty Group Nebraska Holdings, Inc.

Liberty Group Nevada Holdings, Inc.

Liberty Group New York Holdings, Inc.

Liberty Group North Dakota Holdings, Inc.

Liberty Group Pennsylvania Holdings, Inc.

Liberty Group Suburban Newspapers, Inc.

Liberty Group West Virginia Holdings, Inc.

Liberty SMC, L.L.C.

Low Realty, LLC

LRT Four Hundred, LLC

Mineral Daily News Tribune, Inc.

News Leader, Inc.

Terry Newspapers, Inc.

The Memorial Press, LLC